UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Rule 14a-12

BEVERLY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROTECT YOUR INVESTMENT IN BEVERLY ENTERPRISES, INC.
DO NOT SIGN A BLUE PROXY CARD
March 15, 2005
Dear Fellow BEI Stockholder:
      You may have received proxy materials from Arnold Whitman seeking your votes for election of six nominees at the company’s upcoming annual meeting. These nominees have been handpicked by a group including Mr. Whitman, Formation Capital and Appaloosa Management to further their attempt to take over BEI.
      The Whitman/ Appaloosa group is waging a proxy fight to seize control of your company. They have proposed a transaction that your Board believes is NOT in the best interest of all stockholders.
      Your Board has overseen a management team that has successfully turned the company’s performance around, restored it as an industry leader and built stockholder value through profitable growth. We believe the financial markets are just beginning to recognize the significant progress BEI has achieved.
Re-election of your Board represents your best opportunity
to realize the full value of your investment in BEI.
      We will soon be sending you additional information about why the Whitman/ Appaloosa group’s nominees and proposed transactions are NOT in the best interest of BEI stockholders. We urge you NOT to sign any blue proxy cards until you have carefully reviewed the information you receive from BEI.
      Your Board is committed to protecting the interests of all BEI stockholders and will keep you apprised of important developments as they occur.
Sincerely,
William R. Floyd
Chairman, President and Chief Executive Officer
If you have any questions or need assistance, please call one of the firms who will be assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Stockholders call (877) 825-8730 (toll-free in the United States and Canada)
Banks and Brokers call (212) 750-5833 (collect)
GEORGESON SHAREHOLDER COMMUNICATIONS INC
Stockholders call (877) 278-4793 (toll-free in the United States and Canada)
Banks and Brokers call (212) 440-9800 (collect)

IMPORTANT INFORMATION
      On March 14, 2005, Beverly Enterprises, Inc. (“BEI”) filed a preliminary proxy statement with the Securities and Exchange Commission relating to BEI’s solicitation of proxies with respect to its 2005 annual meeting of stockholders. Prior to the annual meeting, BEI will furnish a definitive proxy statement to its stockholders. BEI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain BEI’s proxy statement, any amendments or supplements to the proxy statement and other relevant documents for free at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, any amendments and supplements to the proxy statement and other relevant documents by writing to Beverly Enterprises, Inc. at One Thousand Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.
INFORMATION REGARDING PARTICIPANTS
      Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies for BEI’s 2005 annual meeting of stockholders is contained in the preliminary proxy statement filed by BEI with the Securities and Exchange Commission on March 14, 2005.
FORWARD LOOKING STATEMENTS
      The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the unsolicited indication of interest in an acquisition of BEI by Arnold Whitman, Formation Capital, LLC, Appaloosa Management, LP, Franklin Mutual Advisors, LLC and Northbrook NBV, LLC, and related actions taken by this group, including the nomination of candidates for election to BEI’s board of directors. These actions may impact our ability to attract and retain customers, management and employees and may result in the incurrence of significant advisory fees, litigation costs and other expenses. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.